UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 10, 2009

Date of Report (Date of earliest event reported)

CAI International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33388	94-3298884
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Embarcadero Center, Suite 2101, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(415) 788-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 10, 2009 CAI International, Inc. (the “Company”) issued a press release captioned “CAI International, Inc. Reports Fourth Quarter and Full Year 2008 Results”, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release included the following disclosure with respect to its estimated results of operations for the fourth quarter ended December 31, 2008: “CAI International, Inc. (CAI) (NYSE: CAP) announced today that it reported adjusted net income for the fourth quarter ended December 31, 2008 of $0.33 cents per share (on a fully diluted share count of 17.9 million) and adjusted net income of $1.34 per share for the year ended December 31, 2008 (on a fully discounted share count of 17.4 million). Adjusted net income excludes the $50.2 million goodwill impairment charge that the company reported in the fourth quarter of 2008. Including the goodwill impairment charge, the company reported a net loss per share for the fourth quarter ended December 31, 2008 of $2.48 and a net loss per share of $1.55 for the full year of 2008.” The phrase “adjusted net income” represents a non-GAAP financial measure under Section 10(e) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company’s management uses this non-GAAP measurement for measuring its performance against other quarterly periods and believes that this measurement provides investors with the information necessary to evaluate the Company’s performance during the fourth quarter of 2008 as compared to prior quarterly periods. The goodwill charge was primarily a result of the material decline in the market value of the Company’s equity during the fourth quarter of 2008. The impaired goodwill was associated with the Company’s acquisition of its shares from Interpool, Inc. in October, 2006. The Company does not expect that the non-cash charge will have an impact on its financial condition or affect the performance covenants in its debt agreements.

This Form 8-K contains forward-looking statements regarding future events and the future performance of the Company. These statements are forward looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties that could cause actual results of operations and other performance measures (including utilization rates) to differ materially from current expectations including, but not limited to, expected economic conditions, the impact of economic stimulus plan on shipping and container demand, availability of credit on commercially favorable terms or at all, customer demand, lessee defaults, container prices, lease rates, increased competition, volatility in exchange rates and others. The Company refers investors to the documents that it has filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2007 and its interim reports on Form 10-Q and its reports on Form 8-K. These documents contain additional important factors that could cause actual results to differ from current expectations and from forward-looking statements contained in this Form 8-K. Furthermore, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements contained in this Form 8-K whether as a result of new information, future events or otherwise, unless required by law.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 5, 2009, the Board of Directors (the “Board”) of the Company adopted and approved, effective immediately, the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws is attached to this Current Report as Exhibit 3.1, and the descriptions in this Current Report on Form 8-K are qualified in their entirety by reference to that exhibit.

The Amended and Restated Bylaws revise, among other things, the advance notice provisions for stockholder proposals and nominations and were made to ensure such provisions are clear and unambiguous. Specifically, the Amended and Restated Bylaws include, without limitation, the following revisions:

•

clarify the manner pursuant to which a notice of a stockholder meeting is deemed to be given, including, including describing the timing of delivery for deliveries by mail, facsimile, electronic mail, posting on an electronic network and any other form of electronic transmission;

•	clarify the requirements set forth in Section 2.4(a)(1) of the Amended and Restated Bylaws that apply to all stockholder proposals and director nominations to make clear that the provisions of Section

2.4(a)(1) are the only means for the nominations of directors and the proposal of business to be considered by stockholders at annual meetings, including, in particular, nominations and proposals submitted by stockholders, other than proposals and nominations governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which provides certain procedural requirements);

•	allow a committee of the Company to submit its own proposals for consideration at a meeting of the stockholders;

•

require stockholders nominating directors to disclose, in addition to other information required to be disclosed under the Bylaws and pursuant to applicable law, the same information about a proposed director nominee that would be required pursuant to Section 14 of the Exchange Act in a solicitation of proxies in a contested election together with disclosure of specified compensatory and other material relationships between the stockholder proponents and their affiliates, on the one hand, and the director nominees and their affiliates, on the other hand;

•

require stockholders proposing any other business to provide specific information regarding the proposed matter together with disclosure regarding certain relationships between the stockholder proponents and their respective affiliates and any person acting in concert with them;

•

require stockholders nominating directors or proposing business to be considered by stockholders to disclose all ownership interests in the Company, including, among other things, all ownership interests, hedges, economic incentives and rights to vote any shares of any security of the Company, in light of increased use by investors of derivative instruments that are not reflected in an investor’s beneficial ownership of the Company’s securities;

•

require a director questionnaire be completed and other information to be provided by each nominee for election or reelection to the Board, which questionnaire may include representations and agreements by the nominee with regards to any voting commitments, compensatory arrangements with a third party and compliance requirements applicable to directors of the Company;

•

clarify the requirements for stockholder nominations of directors and submissions of proposals to stockholders at special meetings of stockholders and harmonize such requirements with the requirements applicable to stockholder nominations of directors and submissions of proposals to stockholders at annual meetings of stockholders;

•

require a stockholder (or a duly qualified representative of such stockholder) nominating a director or submitting a proposal for consideration by stockholders to be present at the annual or special meeting for which such director is nominated or such proposal is submitted and provide that if such stockholder (or duly qualified representative) fails to appear at the meeting, such nomination shall be disregarded and such proposed business shall not be considered; and

•

clarify that the references in the Bylaws to the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission shall not limit the requirements set forth in the Bylaws.

In addition to the provisions described above, adoption of the Amended and Restated Bylaws effected various changes to clarify language and make other technical corrections and non-substantive modifications.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of CAI International, Inc.

99.1	Press Release dated March 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: March 10, 2009	By:	/s/ Victor M. Garcia
	Name:	Victor M. Garcia
	Title:	Senior Vice President and Chief Financial Officer